UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 9, 2012

EXIDE TECHNOLOGIES
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-11263 (Commission File Number)	23-0552730 (IRS Employer Identification No.)

13000 Deerfield Parkway, Building 200
Milton, Georgia 30004
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (678) 566-9000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Attached as Exhibit 99.1 is a press release dated February 9, 2012, which contains information regarding results of operations and financial condition of Exide Technologies (the “Company”) for the fiscal quarter ended December 31, 2011. The information furnished pursuant to 2.02, including Exhibit 99.1, shall be deemed furnished but not filed.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2012, the Board of Directors (the “Board”) of the Company adopted the Exide Technologies Change in Control Executive Severance Plan (the “Plan”).  Pursuant to the Plan, the Company will provide the named executive officers certain benefits in the event any such named executive officer’s employment is terminated by the Company or a subsidiary without “Cause,” or by the named executive officer for “Good Reason,” within two years following a “Change in Control” (as each such term is defined in the Plan).  A copy of the Plan is attached as Exhibit 10.1 and incorporated herein by reference.

Pursuant to the terms of the Plan, the Company’s named executive officers would receive the following benefits: (a) any Chief Executive Officer of the Company would receive 250%, and other named executive officers would receive 200%, of the sum of such employee’s annual base salary and target annual cash bonus; (2) acceleration of any outstanding unvested equity awards; and (3) paid coverage under the Company’s health plan for a period of eighteen months.   Benefits under the Plan will be subject to customary confidentiality and non-disparagement provisions, as well as a non-compete clause for a period not to exceed one year.

The Board also determined that James R. Bolch, the Company’s Chief Executive Officer, should not participate in the Plan.  Instead, the Board approved an amendment to the June 10, 2010 employment agreement between Mr. Bolch and the Company (the “Amendment”).  The Amendment provides benefits in the event of a change in control consistent with those benefits contemplated under the Plan for the Company’s Chief Executive Officer.  The Amendment does not otherwise modify Mr. Bolch’s post-employment severance benefits.  A copy of the Amendment is attached as Exhibit 10.2 and incorporated herein by reference.

Additionally, the existing employment agreement between Michael Ostermann and Exide Technologies GmbH, a German subsidiary, was amended effective February 8, 2012 to clarify that any severance obligations due under the employment agreement with the German subsidiary will offset any obligations otherwise available under the Plan.  A copy of this amendment is attached as Exhibit 10.3 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1 Exide Technologies Change in Control Executive Severance Plan
10.2 Amendment to Employment Agreement between Exide Technologies and Jams R. Bolch dated February 6, 2012
10.3 Amendment to Employment Agreement between Exide Technologies, GmbH and Michael Ostermann dated February 8, 2012
99.1 Press release dated February 9, 2012 announcing results of operations

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies

February 9, 2012                                                                                 By: /s/ Phillip A. Damaska
Name: Phillip A. Damaska
Title: Executive Vice President and Chief Financial Officer